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                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

                          DIAMOND BRANDS INCORPORATED

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
NAME OF SUBSIDIARY                   STATE OF INCORPORATION         NAME UNDER WHICH SUBSIDIARY
-------------------                  ----------------------         ---------------------------
                                                                    DOES BUSINESS
                                                                    -------------
Diamond Brands Operating Corp.       Delaware                       Diamond Brands Operating Corp.

Empire Candle, Inc.                  Kansas                         Empire Candle, Inc.

Forster Inc.                         Maine                          Forster Inc. and Forster, Inc.
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